                                                                  EXHIBIT 2.1(b)


                           LIST OF OMITTED SCHEDULES
                  TO THE AGREEMENT AND PLAN OF REORGANIZATION



Schedule 2.01(b)          Options and Warrants

Schedule 2.01(e)          Consents

Schedule 2.01(i)          Employee Benefit Plans